UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): May 15, 2018

Calyxt, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 County Road D West, Suite 8
New Brighton, MN 55112
(Address and zip code of principal executive offices)

(651) 683-2807
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⊠

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 8.01.	Other Events.

In December 2013, Calyxt, Inc. (the “Company”) entered into a Research and Commercial License Agreement (the “License Agreement”) with a subsidiary of Bayer Aktiengesellschaft (“Bayer”), pursuant to which the Company granted Bayer a license to certain patents for the research and commercialization of products developed with TALEN® technology. The Company believes that Bayer has breached the License Agreement and, on March 12, 2018, the Company filed a complaint in Delaware Chancery Court requesting a declaration that the License Agreement has terminated for material breach and an order of specific performance requiring Bayer to comply with its post-termination obligations.

On May 15, 2018, Bayer agreed to settle the lawsuit that the Company brought. Under the settlement terms, the parties agreed that the License Agreement is terminated, that Bayer will destroy any technology, related product and confidential information covered by the License Agreement, and that Bayer will permanently abandon patent applications that are based on or include data related to the covered technology. This settlement confirms that Bayer and its subsidiaries have no access to Calyxt technology or intellectual property. The settlement was filed in Delaware Chancery Court on May 15, 2018.

Item 9.01.	Financial Statements and Exhibits.

d. Exhibits

Exhibit
Number	Description

99.1	Press Release of Calyxt, Inc. dated May 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Calyxt, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 15, 2018

CALYXT, INC

By:	/s/ Federico Tripodi
Name:	Federico Tripodi
Title:	Chief Executive Officer